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                                                                    EXHIBIT 3(g)

                                  CATUITY INC.

                                     BYLAWS

                         [as amended September 1, 2004]


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                                     BYLAWS
                                TABLE OF CONTENTS

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ARTICLE I - MEETINGS OF STOCKHOLDERS............................................        1
     Section 1.     Time and Place of Meetings..................................        1
     Section 2.     Annual Meeting..............................................        1
     Section 3.     Special Meetings............................................        1
     Section 4.     Notice of Meetings..........................................        1
     Section 5.     Quorum.[amended June 25, 2001]..............................        1
     Section 6.     Voting......................................................        1

ARTICLE II - DIRECTORS
     Section 1.     Powers......................................................        2
     Section 2.     Number and Term of Office...................................        2
     Section 3.     Vacancies and New Directorships.............................        2
     Section 4.     Regular Meetings............................................        2
     Section 5.     Special Meetings............................................        2
     Section 6.     Quorum......................................................        2
     Section 7.     Written Action..............................................        3
     Section 8.     Participation in Meetings by Conference Telephone...........        3
     Section 9.     Committees..................................................        3
     Section 10.    Compensation................................................        3
     Section 11.    Rules.......................................................        3

ARTICLE III - NOTICES
     Section 1.     Generally...................................................        4
     Section 2.     Waivers.....................................................        4

ARTICLE IV - OFFICERS
     Section 1.     Generally...................................................        4
     Section 2.     Compensation................................................        4
     Section 3.     Succession..................................................        4
     Section 4.     Authority and Duties........................................        4
     Section 5.     Chairman....................................................        4
     Section 6.     Chief Executive Officer.....................................        5
     Section 7.     President...................................................        5
     Section 8.     Execution of Documents and Action with
                    Respect to Securities of Other Corporations.................        5
     Section 9.     Vice President..............................................        5
     Section 10.    Secretary and Assistant Secretaries.........................        5
     Section 11.    Treasurer and Assistant Treasurers..........................        6
     Section 12.    Controller..................................................        6
     Section 13.    General Counsel.............................................        6
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ARTICLE V - STOCK
     Section 1.     Certificates................................................        6
     Section 2.     Transfer....................................................        6
     Section 3.     Lost, Stolen or Destroyed Certificates......................        7
     Section 4.     Record Date.................................................        7

ARTICLE VI - GENERAL PROVISIONS
     Section 1.     Fiscal Year ................................................        7
     Section 2.     Corporate Seal .............................................        7
     Section 3.     Reliance upon Books, Reports and Records ...................        8
     Section 4.     Time Periods................................................        8
     Section 5.     Dividends ..................................................        8
     Section 6.     ASX Listing Rules ..........................................        8

ARTICLE VII - AMENDMENTS
     Section 1.     Amendments .................................................        9
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                                  CATUITY INC.

                                     BYLAWS

                                    ARTICLE 1

                            MEETINGS OF STOCKHOLDERS

      Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meeting. An annual meeting of the stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

      Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by Certificate of Incorporation, may be called by the Board of Directors, the Chairman of the Board or the President, and shall be called by the President or the Secretary at the request in writing of stockholders owning a twenty percent (20%) interest of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting.

      Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 5. Quorum. The holders of one third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

      Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each

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stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                                   ARTICLE II

                                    DIRECTORS

      Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

      Section 2. Number and Term of Office. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board, which are being eliminated by such decrease.

      Section 3. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

      Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

      Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's written notice to each director by whom such notice is not waived, given either personally or by mail, e-mail or fax, and shall be called by the President or the Secretary in like manner and on like notice on the written request of any two directors.


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      Section 6. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

      Section 8. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

      Section 10. Compensation. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

      Section 11. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation, as they may deem proper, not inconsistent with law or these bylaws.

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                                   ARTICLE III

                                     NOTICES

      Section 1. Generally. Whenever by law or under the provisions of the Certificate of Incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the mail. Notice to directors may also be given by e-mail, fax or telephone.

      Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereon in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors may also choose any or all of the following: a Chairman of the Board of Directors, a Chief Executive Officer one or more Vice Presidents, a Controller, a General Counsel, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

      Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

      Section 3. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

      Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are stated in these bylaws or as may be specified by the Board of Directors in a resolution, which is not inconsistent with these bylaws.

      Section 5. Chairman. The Chairman shall preside at all meetings of the stockholders and of the Board of

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Directors and he shall have such other duties and responsibilities as may be assigned to him by the Board of Directors. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

      Section 6. Chief Executive Officer. The Chief Executive Officer shall be the head of the Corporation and shall have the general control and management of all the business and affairs of the Corporation. He shall also exercise such further powers and perform such other duties as may from time to time be conferred upon or assigned by these bylaws or the Board of Directors. He shall from time to time make such recommendations to the Board of Directors and any committee of the Board of Directors as he thinks proper and shall bring before the Board of Directors and any committee such information as may be required, relating to the business and property of the Corporation.

      Section 7. President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. He shall sign all certificates of stock, and under the supervision of the Board of Directors shall have general care and direction of the affairs of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

      Section 8. Execution of Documents and Action with Respect to Securities of Other Corporations. The President shall have and is hereby given full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Section 7, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.

      Section 9. Vice President. Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board of Directors or the President.

      Section 10. Secretary and Assistant Secretaries. (a) The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors or the President. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors or the President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been

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designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates.

      (b) Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

      Section 11. Treasurers and Assistant Treasurers. (a) The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

      (b) Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer.

      Section 12. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in accordance with accepted accounting methods and procedures. The Controller shall initiate periodic audits of the accounting records, methods and systems of the Corporation. The Controller shall render to the Board of Directors and the President as and when required by them, or any of them, a statement of the financial condition of the Corporation.

      Section 13. General Counsel. The General Counsel shall be the chief legal officer of the Corporation. The General Counsel shall provide legal counsel and advice to the Board of Directors and to the officers with respect to compliance with applicable laws and regulations. The General Counsel shall also provide or obtain legal representation of the Corporation in proceedings by or against the Corporation. The General Counsel shall render to the Board of Directors and the President, as and when required by them, or any of them, a report on the status of claims against, and pending litigation of, the Corporation.

                                    ARTICLE V

                                      STOCK

      Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

      Section 2. Transfer. (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to

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the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      (b) Subject to the requirements of applicable Australian law, the Corporation shall refuse to register any transfer of "restricted" securities not made in accordance with the provisions of Regulation S under the US Securities Act of 1933, pursuant to registration under the Act or pursuant to an available exemption from registration.

      Section 3. Lost, Stolen, or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

      Section 4. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VI

                               GENERAL PROVISIONS

      Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

      Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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      Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

      Section 4. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

      Section 5. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

      Section 6. ASX Listing Rules. A reference to the Listing Rules in these bylaws has effect if, and only if, at the relevant time the Corporation is Listed, and must otherwise be disregarded. If the Corporation is Listed, the following clauses apply:

      (a) Notwithstanding anything contained in these bylaws, if the Listing Rules prohibit an act being done, the act shall not be done.

      (b) Nothing contained in these bylaws shall prevent an act being done that the Listing Rules require to be done.

      (c) If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done, as the case may be.

      (d) If the Listing Rules require these bylaws to contain a provision and it does not contain such a provision, these bylaws are deemed to contain that provision.

      (e) If the Listing Rules require these bylaws not to contain a provision and they contain such a provision, these bylaws are deemed not to contain that provision.

      (f) If any provision of these bylaws is or becomes inconsistent with the Listing Rules, these bylaws are deemed not to contain that provision to the extent of the inconsistency.

      When used in Section 6, the following capitalized terms are defined as follows:

      "ASX" means Australian Stock Exchange Limited.

      "Listed" means having been admitted to the ASX and any other rules of ASX and at the relevant time still being so admitted.

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"Listing Rules" means the Listing Rules of the ASX and any other rules of ASX which are applicable while the entity is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

                                   ARTICLE VII

                                   AMENDMENTS

      Section 1. Amendments. These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the Board of Directors.

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